UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 05, 2014

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 05, 2014, Intelligent Living Inc. entered into an Advisory Board Agreement with Kyle Siptroth and Agiletek Engineering, Inc., a Maryland corporation.  The purpose of the Advisory Board Agreement is to retain Agiletek and Kyle Siptroth to consult with Intelligent Living Inc. on winning government contracts for use of Intelligent Living’s proprietary Mind360 software to aid the mental health of veterans of the Iraq and Afghanistan conflicts.  Kyle Siptroth is to be named to Intelligent Living’s Advisory Board as part of the Agreement.

The Agreement calls for Intelligent Living to issue 1,000,000 restricted common shares to the Consultant as well as a revenue incentive of 25% of revenues obtained from government contracts by Consultant.  Furthermore all intellectual property developed as the result of the consultancy and business development agreement are assigned to Intelligent Living Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 23, 2014	Intelligent Living Inc.

	By	/s/ Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Advisory Board Agreement